Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Lightman Grant, Inc.

West Palm Beach, Florida

I hereby consent to the incorporation by reference in this Annual Report on Form 10-K my report dated May 15, 2012, relating to the financial statements for the fiscal years ended April 30, 2012 and 2011.

/s/ Michael F. Cronin

Michael F. Cronin

Certified Public Accountant

May 16, 2012